Exhibit 16.0

September 15, 2004

Securities and Exchange Commission

Washington, DC 20549

RE:	Home Federal Bancorp, Inc. of Louisiana

CIK:0001302901

Dear Sir or Madam:

We have read the section captioned “Changes in Accountants” in the prospectus of Home Federal Bancorp, Inc. of Louisiana (the “Company”) included in the Company’s Form SB-2, filed with the Securities and Exchange Commission on or about September 15, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Gilbreath, Burns & Smathers